DATE	DOCUMENT ID	DESCRIPTION	FILING	EXPED	CERT	COPY
09/20/2021	202126301984	AMENDMENT TO ARTICLES (AMD)	100050.00	300.00	0.00	0.00

Receipt

This is not a bill. Please do not remit payment.

THOMPSON HINE LLP
CAROL R. RUSSELL
41 S. HIGH ST., STE. 1700
COLUMBUS, OH 43215

STATE OF OHIO

CERTIFICATE

Ohio Secretary of State, Frank LaRose

24861

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

THE DAVEY TREE EXPERT COMPANY

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
AMENDMENT TO ARTICLES	**202126301984**

Effective Date: 09/20/2021

United States of America
State of Ohio
Office of the Secretary of State

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 20th day of September, A.D. 2021.

Ohio Secretary of State

Form 540 Prescribed by:

Frank LaRose
Ohio Secretary of State

Toll Free: 877.767.3453
Central Ohio: 614.466.3910
OhioSoS.gov
business@OhioSoS.gov
File online or for more information: OhioBusinessCentral.gov

Mail this form to one of the following:

Regular Filing (non expedite)
P.O. Box 1329
Columbus, OH 43216

Expedite Filing (Two business day processing time. Requires an additional $100.00)
P.O. Box 1390
Columbus, OH 43216

For screen readers, follow instructions located at this path.

Certificate of Amendment

(For-Profit, Domestic Corporation)

Filing Fee: $50

Form Must Be Typed

RECEIVED SECRETARY OF STATE
2021 SEP 20 AM 9:46
CLIENT SERVICE CENTER

Check appropriate box:

[x] Amendment to existing Articles of Incorporation (125-AMDS)

[ ] Amended and Restated Articles (122-AMAP) - The following articles supersede the existing articles and all amendments thereto.

Complete the following information:

Name of Corporation: The Davey Tree Expert Company

Charter Number: 24861

Check one box below and provide information as required:

[ ] The articles are hereby amended by the **Incorporators**. Pursuant to Ohio Revised Code section 1701.70 (A), incorporators may adopt an amendment to the articles by a writing signed by them if initial directors are not named in the articles or elected and before subscriptions to shares have been received.

[x] The articles are hereby amended by the **Directors.** Pursuant to Ohio Revised Code section 1701.70(A), directors may adopt amendments if initial directors were named in articles or elected, but subscriptions to shares have not been received. Also, Ohio Revised Code section 1701.70(B) sets forth additional cases in which directors may adopt an amendment to the articles.

The resolution was adopted pursuant to Ohio Revised Code section 1701.70(B) (In this space insert the number 1 through 10 to provide basis for adoption.): 1701.70(B)(8)

[ ] The articles are hereby amended by the **Shareholders** pursuant to Ohio Revised Code section 1701.71.

[ ] The articles are hereby amended and restated pursuant to Ohio Revised Code section 1701.72.

A copy of the resolution of amendment is attached to this document.

Note: If amended articles were adopted, they must set forth all provisions required in original articles except that articles amended by directors or shareholders need not contain any statement with respect to initial stated capital. See Ohio Revised Code section 1701.04 for required provisions.

By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document.

Required

Must be signed by all incorporators, if amended by incorporators, or an authorized officer if amended by directors or shareholders, pursuant to Ohio Revised Code section 1701.73(B) and (C).

If authorized representative is an individual, then they must sign in the "signature" box and print their name in the "Print Name" box.

If authorized representative is a business entity, not an individual, then please print the business name in the "signature" box, an authorized representative of the business entity must sign in the "By" box and print their name in the "Print Name" box.

[signature]

Signature

By (if applicable)

Joseph R. Paul, EVP, Chief Financial Officer and Assistant Secretary

Print Name

Signature

By (if applicable)

Print Name

ATTACHMENT TO CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE DAVEY TREE EXPERT COMPANY

The following resolution with respect to the amendment of the 2017 Amended Articles of Incorporation (the "Articles") of The Davey Tree Expert Company (the "Company"), an Ohio corporation, was unanimously adopted by the Board of Directors of the Company at a meeting duly convened and held on September 17, 2021, in accordance with Sections 1701.70(B)(8) and 1701.70(B)(10) of the Ohio Revised Code:

> RESOLVED, that the first sentence of Article Fourth of the Company's Articles be amended and restated to read in its entirety as follows:
>
> > The authorized number of shares of the Company is 100,000,000, consisting of 4,000,000 Preferred Shares, without par value (the "Preferred Shares"), and 96,000,000 Common Shares with par value of $0.50 each (the "Common Shares").